Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Portage Biotech Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, no par value per share	Other	9,631,580	$2.12 (2)	$20,418,949.60	$0.0001476	$3,013.84
	Total Offering Amounts					$20,418,949.60		$3,013.84
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$3,013.84

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby an indeterminate number of additional ordinary shares, no par value per share, of the registrant (the “Ordinary Shares”) as may be issued or issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for an Ordinary Share as reported on the Nasdaq Capital Market on October 24, 2023, which date is a date within five business days of the filing of the Registration Statement.